                                                                      EXHIBIT 25

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 FORM T-1
                                 --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)_____

                       ---------------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                           36-0899825
                                                         (I.R.S. employer
                                                         identification number)

One First National Plaza, Chicago, Illinois              60670-0126
(Address of principal executive offices)                 (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)


                      -----------------------------------

                             Wal-Mart Stores, Inc.
              (Exact name of obligor as specified in its charter)



     Delaware
(State or other jurisdiction of         71-0415188
incorporation or organization           (I.R.S. employer identification number)

     702 S.W. Eighth Street
     Bentonville, Arkansas              72716
(Address of principal executive         (Zip Code)
offices)

                                Debt Securities
                        (Title of Indenture Securities)


Item 1.  General Information.  Furnish the following
         --------------------
         information as to the trustee:

         (a)   Name and address of each examining or
         supervising authority to which it is subject.

         Comptroller of the Currency, Washington, D.C.;
         Federal Deposit Insurance Corporation,
         Washington, D.C.; and The Board of Governors of the Federal Reserve System, Washington D.C.

         (b)   Whether it is authorized to exercise
         corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations With the Obligor.  If the obligor
         ------------------------------
         is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a
         -----------------
         part of this Statement of Eligibility.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.  A copy of the existing by-laws of the trustee.*

         5.  Not Applicable.

         6.  The consent of the trustee required by
             Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.  Not Applicable.

         9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 13th day of July, 1999.


             The First National Bank of Chicago,
             Trustee

             By  /s/ Sandra L. Caruba
                 --------------------
                 Sandra L. Caruba
                 Vice President



* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                July 13, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the indenture between Wal-Mart Stores, Inc. and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                          Very truly yours,

                          The First National Bank of Chicago



                          By:  /s/ Sandra L. Caruba
                               --------------------
                                  Sandra L. Caruba
                                  Vice President

                                   EXHIBIT 7


Legal Title of Bank:     The First National Bank of Chicago  Call Date: 03/31/99  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460                                     Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                               Dollar Amounts in thousands   C400
                                                                               RCFD      BIL MIL THOU        ----
                                                                               ----      ------------

ASSETS
1.   Cash and balances due from depository institutions
     (from Schedule RC-A):                                                     RCFD
     a.  Noninterest-bearing balances and currency                             ----
         and coin(1)......................................................     0081      3,809,517           1.a
     b.  Interest-bearing balances(2).....................................     0071      4,072,166           1.b
2.   Securities
     a.  Held-to-maturity securities(from Schedule
         RC-B, column A)..................................................     1754              0           2.a
     b.  Available-for-sale securities (from Schedule
         RC-B, column D)..................................................     1773      12,885,728          2.b
3.   Federal funds sold and securities purchased
     under agreements to resell                                                1350       4,684,756          3.
4.   Loans and lease financing receivables:
     a.  Loans and leases, net of unearned income                              RCFD
                                                                               ----
         (from Schedule RC-C).............................................     2122      34,304,806          4.a
     b.  LESS: Allowance for loan and lease losses........................     3123         411,476          4.b
     c.  LESS: Allocated transfer risk reserve............................     3128           3,884          4.c
     d.  Loans and leases, net of unearned income,                             RCFD
                                                                               ----
         allowance, and reserve (item 4.a minus 4.b and 4.c)..............     2125      33,889,446          4.d
5.   Trading assets (from Schedule RD-D)..................................     3545       5,100,499          5.
6.   Premises and fixed assets (including capitalized leases).............     2145         754,052          6.
7.   Other real estate owned (from Schedule RC-M).........................     2150           5,244          7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M).......................................     2130         201,068          8.
9.   Customers' liability to this bank on acceptances outstanding.........     2155         265,041          9.
10.  Intangible assets (from Schedule RC-M)...............................     2143         285,709         10.
11.  Other assets (from Schedule RC-F)....................................     2160       2,987,184         11.
12.  Total assets (sum of items 1 through 11).............................     2170      68,940,410         12.

------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:      The First National Bank of Chicago  Call Date:  03/31/99 ST-BK:   17-1630 FFIEC 031
Address:`                 One First National Plaza, Ste 0460                                            Page RC-2
City, State  Zip:         Chicago, IL  60670
FDIC Certificate No.:     0/3/6/1/8
                          ---------

Schedule RC-Continued

                                                                                 Dollar Amounts in
                                                                                     Thousands
                                                                                     ---------
LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum of totals of columns A and C..............   RCON
                                                                               ----
         from Schedule RC-E, part 1)........................................   2200      22,163,664          13.a
         (1) Noninterest-bearing(1).........................................   6631       9,740,100          13.a1
         (2) Interest-bearing...............................................   6636      12,423,564          13.a2

     b.  In foreign offices, Edge and Agreement subsidiaries, and...........   RCFN
                                                                               ----
         IBFs (from Schedule RC-E, part II).................................   2200      19,273,426          13.b
         (1) Noninterest bearing............................................   6631         334,741          13.b1
         (2) Interest-bearing...............................................   6636      18,938,685          13.b2
14.  Federal funds purchased and securities sold
     under agreements to repurchase:........................................   RCFD 2800  4,405,792          14
15.  a.  Demand notes issued to the U.S. Treasury...........................   RCON 2840    173,505          15.a
     b.  Trading Liabilities(from Schedule RC-D)............................   RCFD 3548  4,824,567          15.b

16.  Other borrowed money:..................................................   RCFD
                                                                               ----
     a.  With original maturity of one year or less.........................   2332       7,453,761          16.a
     b.  With original  maturity of more than one year......................   A547         330,300          16.b
     c.  With original maturity of more than three years ...................   A548         357,737          16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding................   2920         265,041          18.
19.  Subordinated notes and debentures......................................   3200       2,600,000          19.
20.  Other liabilities (from Schedule RC-G).................................   2930       1,878,367          20.
21.  Total liabilities (sum of items 13 through 20).........................   2948      63,726,160          21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus..........................   3838               0          23.
24.  Common stock...........................................................   3230         200,858          24.
25.  Surplus (exclude all surplus related to preferred stock)...............   3839       3,239,836          25.
26.  a.  Undivided profits and capital reserves.............................   3632       1,813,367          26.a
     b.  Net unrealized holding gains (losses) on
         available-for-sale securities......................................   8434         (37,357)         26.b
     c.  Accumulated net gains (losses) on cash flow hedges.................   4336               0          26.c
27.  Cumulative foreign currency translation adjustments....................   3284          (2,454)         27.
28.  Total equity capital (sum of items 23 through 27)......................   3210       5,214,250          28.
29.  Total liabilities, limited-life preferred stock, and
     equity capital (sum of items 21, 22, and 28)...........................   3300      68,940,410          29.


Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1996
   . . . . . . . . . . . . . . . . . . .RCFD 6724   N/A   Number  M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 =  Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work

-----------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.